EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Talk.com Inc.
Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 7, 2000, relating to the consolidated financial statements and schedule of Talk.com Inc. and subsidiaries (the "Company") appearing in the Company's Annual Reports on Form 10-K and 10-K/A for the year ended December 31, 1999.

/s/ BDO Seidman, LLP
New York, New York
December 19, 2000